       1                                                            EXHIBIT 99

                                                 SOUTHWEST GAS CORPORATION
                                                SUMMARY STATEMENTS OF INCOME
                                         (In thousands, except per share amounts)
                                                        (Unaudited)

                                                                NINE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                   SEPTEMBER 30,              SEPTEMBER 30,
                                                              ----------------------      ----------------------
                                                                  1996        1995            1996       1995
----------------------------------------------------------------------------------------------------------------
Gas operating revenues                                        $  376,599  $  417,143      $  522,958  $  608,604
Net cost of gas purchased                                        139,184     184,639         182,001     254,716
----------------------------------------------------------------------------------------------------------------
Operating margin                                                 237,415     232,504         340,957     353,888
Operations and maintenance expenses                              144,557     140,287         192,239     186,808
Depreciation, amortization, and general taxes                     72,231      67,476          94,420      88,616
----------------------------------------------------------------------------------------------------------------
Operating income                                                  20,627      24,741          54,298      78,464
Net interest deductions                                           39,328      39,657          53,025      52,936
Preferred securities distribution                                  4,106          --           5,019          --
----------------------------------------------------------------------------------------------------------------
Pretax utility income (loss)                                     (22,807)    (14,916)         (3,746)     25,528
Utility income tax expense (benefit)                              (9,321)     (6,451)         (2,012)      9,226
----------------------------------------------------------------------------------------------------------------
Net utility income (loss)                                        (13,486)     (8,465)         (1,734)     16,302
Other income (expense), net                                         (300)       (390)           (543)       (721)
----------------------------------------------------------------------------------------------------------------
Contribution to net income (loss) - gas operations               (13,786)     (8,855)         (2,277)     15,581
----------------------------------------------------------------------------------------------------------------
Equity in earnings of construction services subsidiary             2,391          --           2,391          --
Acquisition carrying costs, net of tax                              (327)         --            (327)         --
----------------------------------------------------------------------------------------------------------------
Contribution to net income (loss) - construction services          2,064          --           2,064          --
----------------------------------------------------------------------------------------------------------------
Discontinued operations - PriMerit Bank - NOTE 2                      --       1,328         (18,864)      1,429
----------------------------------------------------------------------------------------------------------------
Net income (loss)                                                (11,722)     (7,527)        (19,077)     17,010
Preferred & preference dividends                                      --         285              22         380
----------------------------------------------------------------------------------------------------------------
Net income (loss) applicable to common stock                  $  (11,722) $   (7,812)     $  (19,099) $   16,630
================================================================================================================
Earnings (loss) per share from gas operations                 $    (0.54) $    (0.40)     $    (0.09) $     0.68
Earnings per share from construction services                       0.08          --            0.08          --
Earnings (loss) per share from discontinued operations                --        0.06           (0.74)       0.06
----------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of common stock                     $    (0.46) $    (0.34)     $    (0.75) $     0.74
================================================================================================================
Average outstanding common shares                                 25,636      22,768          25,382      22,370
================================================================================================================

                   See Notes to Summary Financial Statements.

                           SOUTHWEST GAS CORPORATION
                             SUMMARY BALANCE SHEET
                             AT SEPTEMBER 30, 1996
                                 (In thousands)
                                  (Unaudited)
ASSETS
UTILITY PLANT
  Gas plant, net of accumulated depreciation                          $  1,187,432
  Construction work in progress                                             39,077
                                                                      ------------
    Net utility plant                                                    1,226,509
                                                                      ------------
OTHER PROPERTY AND INVESTMENTS
  Investment in discontinued operations - PriMerit Bank - NOTE 2                --
  Investment in construction services subsidiary                            26,549
  Other                                                                     41,547
                                                                      ------------
    Total other property and investments                                    68,096
                                                                      ------------
CURRENT AND ACCRUED ASSETS
Cash, working funds and temporary cash investments                           3,252
  Receivables - less reserve of $1,381 for uncollectibles                   18,420
  Accrued utility revenue                                                   20,287
  Other                                                                     48,622
                                                                      ------------
    Total current and accrued assets                                        90,581
                                                                      ------------
DEFERRED DEBITS
  Unamortized debt expense                                                  19,756
  Other deferred debits                                                     34,382
                                                                      ------------
    Total deferred debits                                                   54,138
                                                                      ------------
    TOTAL ASSETS                                                      $  1,439,324
                                                                      ============

CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS
CAPITALIZATION
  Common stockholders' equity
    Common stock equity, $1 par, 26,566 shares outstanding            $    373,750
    Retained earnings (accumulated deficit)                                (10,683)
                                                                      ------------
      Total common stockholders' equity                                    363,067     33.8%
  Preferred securities of Southwest Gas Capital I, 9.125%                   60,000      5.6
  Long-term debt - NOTE 3                                                  652,182     60.6
                                                                      ------------    -----
      Total capitalization                                               1,075,249    100.0%
                                                                      ------------    =====
CURRENT AND ACCRUED LIABILITIES
  Notes payable                                                             38,000
  Accounts payable                                                          24,319
  Customer deposits                                                         20,946
  Taxes accrued (including income taxes)                                    20,971
  Deferred purchased gas costs                                              39,552
  Other                                                                     33,851
                                                                      ------------
      Total current and accrued liabilities                                177,639
                                                                      ------------
DEFERRED CREDITS
  Deferred investment tax credits                                           19,223
  Deferred income taxes                                                    125,831
  Other                                                                     41,382
                                                                      ------------
      Total deferred credits                                               186,436
                                                                      ------------
      TOTAL CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS          $  1,439,324
                                                                      ============

                        See Notes to Summary Financial Statements.

                           SOUTHWEST GAS CORPORATION
                        SUMMARY STATEMENT OF CASH FLOWS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (In thousands)
                                  (Unaudited)

CASH FLOWS FROM OPERATIONS:
  Net income (loss)                                          $  (11,722)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
      Depreciation and amortization                              50,003
      Change in receivables and payables                         21,634
      Change in gas cost related balancing items                  7,659
      Change in accrued taxes                                    (8,130)
      Change in deferred taxes                                    2,802
      Allowance for funds used during construction               (1,358)
      Other                                                      (1,237)
                                                             ----------
       Net cash provided by operating activities                 59,651
                                                             ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction expenditures                                    (141,171)
  Investment in construction services subsidiary                (24,158)
  Proceeds from sale of bank                                    191,662
  Other                                                         (24,877)
                                                             ----------
       Net cash provided by investing activities                  1,456
                                                             ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from stock issuances                              11,022
  Stock issuance - construction services acquisition             24,000
  Dividends paid                                                (15,852)
  Change in notes payable                                         1,000
  Long-term debt issuance, net                                  155,486
  Long-term debt retirements                                   (244,398)
                                                             ----------
       Net cash used in financing activities                    (68,742)
                                                             ----------

Change in cash and temporary cash investments                    (7,635)
Cash at beginning of period                                      10,887
                                                             ----------
Cash at end of period                                        $    3,252
                                                             ==========
SUPPLEMENTAL INFORMATION:
Interest paid, net of amounts capitalized                    $   47,141
Income taxes paid, net of refunds                            $   18,186

                   See Notes to Summary Financial Statements.

                           SOUTHWEST GAS CORPORATION
                     NOTES TO SUMMARY FINANCIAL STATEMENTS
                                (In thousands)
                                 (Unaudited)


NOTE 1 - BASIS OF PRESENTATION:

  The financial statements have been prepared by Southwest Gas Corporation (the Company) using the equity method of accounting for its construction services subsidiary. This presentation is not in accordance with generally accepted accounting principles (GAAP), and certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted. The financial statement presentation in this report produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's operating segments.

NOTE 2 - DISCONTINUED OPERATIONS:

  In January 1996, the Company reached an agreement to sell PriMerit Bank (PriMerit) to Norwest Corporation. Discontinued operations includes the net income of PriMerit and its subsidiaries on a stand-alone basis as adjusted, reduced by allocated carrying costs associated with the Company's investment in PriMerit (principally interest) net of taxes. Discontinued operations also includes the estimated loss on the disposition. The sale of PriMerit to Norwest was completed in July 1996.

NOTE 3 - LONG-TERM DEBT:

  Commercial paper facility                                           $ 184,000
  Debentures:
     Debentures, 9.75% series F, due 2002                               100,000
     Debentures, 7 1/2% series, due 2006                                 75,000
     Debentures, 8% series, due 2026                                     75,000
  Industrial development revenue bonds - net of funds held in trust     225,057
  Unamortized discount on long-term debt                                 (6,875)
                                                                      ---------
  TOTAL LONG-TERM DEBT                                                $ 652,182
                                                                      =========
  ESTIMATED CURRENT MATURITIES                                        $      --
                                                                      =========

                           SOUTHWEST GAS CORPORATION
                           SELECTED STATISTICAL DATA
                              SEPTEMBER 30, 1996


FINANCIAL STATISTICS
Market value to book value per share at quarter end            128%
Twelve months to date return on equity -- total company      (5.1)%
                                       -- gas segment        (0.7)%
Common stock dividend yield at quarter end                     4.7%

GAS OPERATIONS SEGMENT
                                                                 Authorized
                                   Authorized     Authorized     Return on
                                   Rate Base       Rate of         Common
Rate Jurisdiction                (In thousands)    Return          Equity
-----------------------           ------------   ------------   ------------
Central Arizona                   $    267,348           9.13%         10.75%
Southern Arizona                       157,620           9.12          11.00
Southern Nevada                        237,165           9.50          11.55
Northern Nevada                         63,986           9.67          11.55
Southern California                     69,486           9.94          11.35
Northern California                      9,521          10.02          11.35
Paiute Pipeline Company                 61,057          10.09          12.50

SYSTEM THROUGHPUT BY CUSTOMER CLASS              NINE MONTHS ENDED          TWELVE MONTHS ENDED
                                                   SEPTEMBER 30,                SEPTEMBER 30,
                                            -------------------------    -------------------------
        (In dekatherms)                         1996          1995           1996          1995
--------------------------------------------------------------------------------------------------
Residential                                  32,797,699    33,353,107     41,718,026    46,149,190
Small commercial                             17,470,268    17,499,110     22,920,354    23,928,594
Large commercial                              5,890,686     6,631,610      7,603,142     8,960,538
Industrial / Other                            4,046,550     5,464,247      5,604,019     7,708,746
Transportation                               74,153,452    78,567,084     97,187,490   100,930,733
--------------------------------------------------------------------------------------------------
Total system throughput                     134,358,655   141,515,158    175,033,031   187,677,801
==================================================================================================


HEATING DEGREE DAY COMPARISON
--------------------------------------------------------------------------------------------------
Actual                                         1,280         1,381          1,680         2,106
Ten year average                               1,445         1,432          2,032         2,038
==================================================================================================